Exhibit 99.1

Tidewater to Present at the 2012 Global Hunter Securities 100 Energy Conference

NEW ORLEANS, June 20, 2012 – Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 2012 Global Hunter Securities 100 Energy Conference in San Francisco, California, on Tuesday, June 26, 2012, at approximately 3:30 p.m. Pacific time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on June 26, 2012, at approximately 5:00 p.m. Pacific time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenter.

Tidewater is the leading provider of larger Offshore Service Vessels (OSV’s) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.